UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2016

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective as of 12:01 a.m. on October 1, 2016, Summit Community Bank, Inc., a West Virginia banking corporation (“Summit”) and wholly-owned subsidiary of Summit Financial Group, Inc. (the “Company), completed its acquisition of Highland County Bankshares, Inc. (“HCB”), a Virginia corporation headquartered in Monterey, Virginia pursuant to the terms of that certain Agreement and Plan of Merger dated February 29, 2016, between Summit and HCB (the “Agreement”), as supplemented by the Supplement for Merger Sub Accession to Agreement and Plan of Merger dated April 29, 2016, by and among Summit, HCB and Summit Merger Subsidiary, Inc., a wholly-owned subsidiary of Summit (the “Merger Sub”). The acquisition was completed in three steps (collectively referred to as the “Merger”). In the first step, HCB merged with Merger Sub (the “Holding Company Merger”) and HCB, as the surviving entity, became a wholly-owned subsidiary of Summit. In the second step, HCB was dissolved and distributed its assets and liabilities to Summit in accordance with Virginia law. In the third step, First and Citizens Bank, Inc. (“FCB”), HCB’s subsidiary bank, was merged into Summit.
Under the terms of the Agreement, each outstanding share of common stock of HCB, par value $0.01 per share, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive cash in the amount of $38.00 per share.
There were no material relationships, other than in respect of the Merger, between Summit and HCB, its directors or officers or any of its affiliates.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On September 22, 2016, the Board of Directors of the Company (the “Board”) approved a prospective increase in the size of the Board to sixteen (16) members, with such increase being contingent upon, and to be effective concurrent with, completion of the Merger. Pursuant to the terms of the Agreement, the Board also approved on a prospective basis the appointment of Kyle E. Almond as a director of the Company to fill the vacancy created by that action. Mr. Almond’s appointment was contingent on, and to be effective concurrent with, the completion of the Merger.
As discussed in more detail in Item 2.01 above, the Merger was effective as of 12:01 a.m. on October 1, 2016, and Mr. Almond became a director of the Company at that time, with a term expiring in 2017. Pursuant to the Agreement, the Company is obligated to re-nominate Mr. Almond to the Board at its next annual meeting of shareholders following the effective time of the Merger.
Mr. Almond has not yet been appointed to any committees of the Board.

Section 8 - Other Events

 Item 8.01 Other Events

The Company issued a press release concerning the acquisition of HCB. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1
Agreement and Plan of Merger dated as of February 29, 2016, by and between Summit Community Bank, Inc. and Highland County Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K dated February 29, 2016 filed by Summit Financial Group, Inc. on February 29, 2016 (File No. 0-16587)

	99.1	Press Release, dated October 3, 2016, issued by the Company.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: October 3, 2016	By: /s/ Julie R. Markwood
Julie R. Markwood
Vice President &
Chief Accounting Officer

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